UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

AMERICAN SOUTHWEST MUSIC DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31032	52-2190362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8721 Sunset Blvd., Penthouse 7 Hollywood, California		90069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 659-8770

GL ENERGY & EXPLORATION, INC.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

See Item 5.03 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On August 17, 2006, we filed an amendment to our certificate of incorporation with the Delaware Secretary of State to: (i) change our name to “American Southwest Music Distribution, Inc.” and (ii) effectuate a 1-for-74 reverse split of our outstanding common stock. This amendment was unanimously approved by our board of directors and by a majority of our stockholders by written consent. An information statement on Form 14C notifying shareholders of action taken by written consent was mailed to shareholders (of record on July 7, 2006) on July 27, 2006.

Nasdaq informed us on August 23, 2006 that these corporate actions will take effect at the start of business on August 24, 2006. Our new symbol on this date will be “ASWDE.” Please note that the 5th character of "E" is appended to our stock symbol due to the untimely filings of our Annual Report on Form 10KSB for the period ended April 30, 2006 with the SEC, which will be removed upon filing of our 10KSB and notification of the same to Nasdaq and the OTC.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits.

4.1	Certificate of Amendment to Certificate of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOUTHWEST MUSIC DISTRIBUTION, INC. (Registrant)

Date: August 23, 2006	By:	/s/ David Michery
David Michery, President and Chief Executive Officer

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